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                                                                   EXHIBIT 10.11

                             AMENDMENT NO. 1 TO THE
                   SOUTHWEST AIRLINES CO. PROFIT SHARING PLAN


         Pursuant to the authority of the Board of Directors of Southwest Airlines Co., and the provisions of Article XVII thereof, the Southwest Airlines Co. Profit Sharing Plan is hereby amended effective as of November 15, 2001 in the following respects only:

         1. Article II, Subsection 2.1(c), is hereby amended to read as follows:

         "(c) Annual Compensation: The total amounts paid by the Company or any Eligible Affiliate to an Employee as remuneration for personal services rendered during each Plan Year, including expense allowances (to the extent includible in the gross income of the Employee) and any amounts not includible in the gross income of the Employee pursuant to Sections 125 or 402(g)(1) of the Code, but excluding director's fees, expense reimbursements and nontaxable expense allowances, prizes and awards, items of imputed income, contributions made by the Company under this Plan or any other employee benefit plan or program it maintains, such as group insurance, hospitalization or like benefits, amounts realized or recognized from qualified or nonqualified stock options or when restricted stock or property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and amounts, if any, paid to an Employee in lieu of a Company Contribution to this Plan in the event that such Company Contribution would constitute an annual addition, as defined in Section 415(c)(2) of the Code, in excess of the limitations under Section 415(c) of the Code. Annual Compensation shall include amounts otherwise includible, as provided above, which are paid by the Company or an Eligible Affiliate to the Employee through another person, pursuant to the common paymaster provisions of Sections 3121(s) and 3306(p) of the Code. Notwithstanding the foregoing, for purposes of determining Annual Compensation for the 2001 Plan Year, Annual Compensation shall include the value of the number of hours (or, in the case of flight attendants and pilots, the value of the number of trips) donated by an Employee to the Company pursuant to the "Pledge to LUV" program, provided that inclusion of such additional amounts will not cause the Plan to fail to meet the requirements of Section 401(a)(4) of the Code.

         "The Annual Compensation of each Member or former Member taken into account under the Plan for any Plan Year shall not exceed $150,000, as adjusted by the Secretary of the Treasury for increases in the cost of living at the time and in the manner set forth in Section 401(a)(17)(B) of the Code. Furthermore, for purposes of an allocation under the Plan based on Annual Compensation, Annual Compensation shall only include amounts attributable to the period an Employee is a Member of the Plan."

         2. Article IV, Section 4.1, the second paragraph, is hereby amended to read as follows:

         "For purposes of the foregoing, ANP is the operating profit of the Company for such Plan Year. As used herein, the term 'operating profit' of the Company for any Plan Year shall mean its income for such Plan Year before income taxes, derived in accordance with generally accepted accounting principles, and as set forth in the

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Company's audited statement of income included in the annual report to shareholders, before provision for any contribution to this Plan, excluding (1) nonoperating or non-recurring gains or losses not arising from the Company's usual business operations, including gains or losses from the sale or exchange of capital assets, as set forth in the Company's audited statement of income or disclosed in the notes thereto, and (2) profits or losses incurred by TranStar or any separately definable division of the Company; provided, however that notwithstanding the foregoing, profits and losses incurred by Morris Air Corporation shall be taken into account for Plan Years beginning after December 31, 1993. Notwithstanding the foregoing, 'operating profit' shall be adjusted to take into account any special pre-tax gains resulting from cash grants under the Air Transportation Safety and System Stabilization Act of 2001, net of special charges arising from the events of September 11, 2001, including, but not limited to, charges resulting from refunds, write-downs of various assets due to impairment, and the deferral of aircraft firm orders and options."

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 1 to the Southwest Airlines Co. Profit Sharing Plan, the Company has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized the 15th day of November, 2001.


                                                SOUTHWEST AIRLINES CO.
ATTEST:



/s/ DEBORAH ACKERMAN                         By:  /s/ JAMES F. PARKER
-------------------------------                 -------------------------------
Deborah Ackerman                                James F. Parker
Assistant Secretary                             Chief Executive Officer


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STATE OF TEXAS                  )
                                )
COUNTY OF DALLAS                )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 28th day of December, 2001, personally appeared James. F. Parker, to me known to be the individual person who subscribed the name of SOUTHWEST AIRLINES CO., as its Chief Executive Officer, to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written.

                                            /s/  MICHELLE LUSK
                                            -----------------------------------
                                            Notary Public in and for the State
                                            of Texas


My Commission Expires:

7/5/02
----------------------